UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 18, 2007

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53143

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2007, the Snap-on Incorporated (“Snap-on”) Board of Directors elected Nicholas T. Pinchuk, previously Snap-on’s President and Chief Operating Officer, as Snap-on’s President and Chief Executive Officer.  Jack D. Michaels, Snap-on’s prior Chief Executive Officer, retired from that position upon Mr. Pinchuk’s election, but is continuing as a member of Snap-on’s Board of Directors.  Mr. Michaels will also continue as Snap-on’s Chairman, which will not be considered an executive officer position.

Prior to his appointment as President and Chief Executive Officer, Mr. Pinchuk, age 61, served as Snap-on’s President and Chief Operating Officer since April 2007, and as Snap-on’s Senior Vice President and President — Worldwide Commercial & Industrial Group from the time he joined Snap-on in 2002 until April 2007.  Mr. Pinchuk also serves on the board of directors of Columbus McKinnon Corporation.

Mr. Pinchuk’s base salary was increased to $750,000 annually as a result of his election to the new position of President and Chief Executive Officer. It was also determined that his 2008 Management Incentive Plan target would be 100% of base salary, weighted 50% each for company financial goals and strategic business goals, and his 2008 Long Term Incentive target grant value would be $3.0 million.  The letter agreement by and between Snap-on and Mr. Pinchuk, dated June 4, 2002, regarding severance payments was terminated.  Because Mr. Pinchuk is currently an executive officer of Snap-on, and one of its “named executive officers,” information as to his compensation and the terms of his employment (including the terminated letter agreement and his change in control agreement, which expires by its terms in January 2008 and may be replaced) is included in Snap-on’s definitive proxy statement for its 2007 annual meeting of shareholders (the “2007 Proxy Statement”).  In addition, in connection with the change in position and effective January 1, 2008, Mr. Michaels’ base salary is changed to $300,000 annually, subject to further adjustment as part of the fiscal 2008 compensation process.

Further information as to Mr. Pinchuk’s and Mr. Michaels’ historical compensation and the terms of their employment with Snap-on is included under the caption “Executive Compensation Information” in the 2007 Proxy Statement and is incorporated herein by reference; Mr. Pinchuk’s salary was subsequently increased to $550,000 in April 2007 upon his election as President and Chief Operating Officer.

Forward-looking Statements

Statements in this Report, and the news release which is filed as an exhibit hereto, that are not historical facts, including statements (i) that include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Snap-on cautions the reader that the news release contains statements that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement.  The company’s actual results may differ materially from those described or contemplated in the forward-looking statements.  In particular, the changes in management inherently may impact Snap-on’s business and operations which could affect Snap-on’s results of operations and prospects.  Other factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006.  Snap-on disclaims any responsibility to update any forward-looking statement provided in this Report, except as required by law.

Item 9.01        Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

10.1	Letter Agreement between Snap-on Incorporated and Nicholas T. Pinchuk, dated December 18, 2007.
99.1	Snap-on Incorporated Press Release dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED

Date: December 19, 2007	By:	/s/ Robert E. Galli
Robert E. Galli, Vice President, Secretary and General Counsel